MASTERWORKS

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You're invited to join an exclusive community investing in blue-chip art.

- Invest in multimillion-dollar paintings
- Attractive historical price appreciation
- Buy and sell shares on secondary market
- Receive proceeds when the painting sells

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Contemporary Art Market Performance vs. S&P 500 (1995–2020)



30%
23%
15%
8%
1995
2001
2007
2013
2019

Citi Global Art Market, Dec 2020

Contemporary Art Annual Appreciation
13.6%

S&P 500 Annualized Return
8.9% (with dividends)

Past performance is no guarantee of future results, and there are significant differences between investing in art and investing in stocks, bonds and other asset classes, see important disclosures.

The New York Times | New York | CNN | Forbes | CNBC



Investment Statement
$100,000
$24,484.74
$124,484.74
+ 24.48%
Banksy 'Mona Lisa' Sold!
Initial Offering $1,039,000
Sale Price $1,500,000
Return (net of fees) 32%
Your Proceeds $24,484.74

Our Track Record

Since 2018, we've acquired 40+ assets valued at over $150 million. Our sole successful exit to date had an actualized annual return of 32% net of fees.

We target a 3–10 year hold, but with our Secondary Market you have the potential to exit early.

Past performance is no guarantee of future results, see important disclosures

32%	40+	140K+	$150M+
Historical Annual Return (only exit)	Total Offerings	Registered Signups	Securitized Assets

Our Artists

Our offerings include paintings by some of the most popular blue-chip and established artists. We've compiled what we believe to be the most complete database of paintings that have been purchased and resold throughout history. This allows us to identify which artist markets are gaining momentum.

$64.1B

Global Sales in 2019

Art Basel & UBS

$1.7T

Art and Collectibles Wealth

Deloitte

86%

Wealth Managers Surveyed Recommend Investing in Art

Deloitte

GO TO PRICE DATABASE

Jean-Michel Basquiat | Andy Warhol | Banksy | Kaws | Yayoi Kusama | George Condo

Repeat Sales History







Purchase Price	$20.9k	Purchase Price	$8.1k	Purchase Price	$122.4k
Sale Price	$110.5m	Sale Price	$3.6m	Sale Price	$29.3m




SPORTS
OPERA
WEAPONS



Purchase Price	$110.0k	Purchase Price	$5.5k	Purchase Price	$70.0k
Sale Price	$26.0m	Sale Price	$1.0m	Sale Price	$13.1m

Past performance is no guarantee of future results, see important disclosures

Past Offerings


Jean-Michel Basquiat
The Mosque (1982)
DEAL SHEET


Joan Mitchell
Rhubarb (1962)
DEAL SHEET


Andy Warhol
Little Electric Chair (1964)
DEAL SHEET


Yayoi Kusama
Infinity Nets T.I.T. (2001)
DEAL SHEET


Banksy
Mona Lisa (2000)
DEAL SHEET


Kaws
Companion (Detail of Crowd Shot) (2000)
DEAL SHEET

Buy and Sell Shares

Historically, art investments typically lacked any consistent access to liquidity. Introduced in early 2020, our Secondary Market is the first online platform to enable the buying and selling of art investments, providing the potential for liquidity when life demands it.

GO TO SECONDARY MARKET

We cannot assure you that the Secondary Market, which is currently only available to U.S. persons, will provide a reliable or effective means of monetizing your investment or valuing your shares.



Kaws Secondary Market
Title
Years Painted
Dimensions
Price Appreciation of Similar Wo
BUY MW008
SELL MW008
Bid Price
$23.75
Shares
150
Total
$3,562.50
Wallet Balance
$10,000.00
Continue
Investment Overview
Offering Circular
Auction History
2019 Auction Sales
$108,445,628
Repeat Sales
48
Someone has accepted your offer! Funds have been added to your account.
$24.78
% from IPO
23.9%
Buy Shares
Sell Shares



Annualized Performance (1995–2020)
Contemporary Art
13.6%
S&P 500 Total Return
8.9%
Global Equities
7.0%
Gold
6.5%
US Housing
4.1%



Correlation Factor (1995–2020)
Contemporary Art
S&P 500 Total Return
0.01
Global Equities
0.05
Gold
0.39
US Housing
-0.07

Past performance is no guarantee of future results, and there are significant differences between investing in art and investing in stock, bonds and other asset classes, see important disclosures

Outperformance and Low Correlation

Multimillion-dollar artwork has long been a cornerstone of investing for the ultra-wealthy. Citi Private Bank calculated the long-term correlation coefficient of 0.11 between Art and the S&P 500 Index, which is a very low level of correlation. This is why we believe that contemporary art plays a key role in diversifying any portfolio.

Masterworks 2021 Art As An Investment

Our industry-leading research team regularly publishes a report on art as an asset class.

Download Report

Art as a Hedge Against Inflation

Central Banks around the world are committed to keeping interest rates low for the foreseeable future. But extensive monetary easing plus government spending has increased the risk of inflation in the future. Real assets, notably Contemporary art, have benefitted from falling real interest rates and help provide protection in an inflationary environment, according to our research.

Contemporary Art vs. Real Interest Rates (2000–2020)



10.0
8.0
6.0
4.0
2.0
0.0
Contemporary Art Index (2000 = 1)
8.0
6.0
4.0
2.0
0.0
-2.0
-4.0
Real Interest Rates (%)
2000
2004
2008
2012
2016
2020
Post War & Contemporary Art
Repeat-Sale Pair Index using Standard & Poor's CoreLogic Case-Shiller Indices Methodology.
Treasury Inflation-Indexed Long-Term Average Yield
Measured through July 2020.

Past performance is no guarantee of future results, and there are significant differences between investing in art and investing in stock, bonds and other asset classes, see important disclosures

Loss Frequency (1995–2020) 3-Year Investment Horizons



Contemporary Art
4%
S&P 500 Total Return
24%
Global Equities
24%
Gold
40%
US Housing
20%

Loss Magnitude (1995–2020) 3-Year Investment Horizons



Contemporary Art
-0.5%
S&P 500 Total Return
-14.5%
Global Equities
-16.4%
Gold
-13.8%
US Housing
-7.2%

Past performance is no guarantee of future results, see important disclosures

Contemporary Art's Low Loss Frequency

Over the past 25 years, Contemporary Art has experienced losses approximately only 4% of the time measured over 3-year investment horizons. Additionally, the global art market declined 26% during the financial crisis of 2008-2009, when the S&P 500 declined by 58%, according to Art Basel & UBS.

How It Works

Masterworks is the first platform for buying and selling shares representing an investment in iconic artworks. Build a diversified portfolio of expertly-vetted works curated by our industry-leading research team.

We Find the Best Artists
We determine which artist markets have the most momentum

We Purchase the Best Art
We acquire the best examples available, at the best price

We Securitize the Artwork
We file an offering circular with the SEC allowing anyone to invest

3–10 Year Hold Period
Receive your pro rata proceeds (net of fees) when the painting sells

Sell Your Shares
You have the option to sell your shares in our secondary market.

REQUEST INVITATION

Press

Barron's Streetwise 11/20/2020

Paintings For Profits: Should Investors Buy Shares of Art?

MacroVoices 10/29/2020

Spotlight #5 The Democratization of Alternative Investments

This Week in Startups 6/24/2019

E1087: Democratizing art as an asset class, indicators of a rapidly appreciating piece of art & more with Masterworks CEO & Founder Scott Lynn

CNBC 6/24/2019


CLOSING BELL
INVESTING IN RARE ART
PROS & CONS

Fox Business 11/23/2020


MASTERWORKS.IO HAS PAINTINGS FOR INVESTMENT FROM ARTISTS LIKE JEAN-MICHEL BASQUIAT
DOW
29,594.07

Bloomberg 10/28/2019



Frequently Asked Questions

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Masterworks.io, LLC is located at 497 Broome St, Suite 1, New York, NY 10013.